Exhibit 99.1

HYATT HOTELS CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME AND CONSOLIDATED

BALANCE SHEET

Overview

On March 29, 2018, affiliates of Hyatt Hotels Corporation (the “Company”) completed the sale of the 301-room Andaz Maui at Wailea together with adjacent land located in Maui, Hawaii, the 668-room Grand Hyatt San Francisco, and the 454-room Hyatt Regency Coconut Point (the “Sale”) with Host Hotels & Resorts, L.P. The aggregate purchase price under the purchase and sale agreement for these three properties is approximately $1.0 billion, with pre-tax net proceeds to the Company of approximately $990 million. The Company will continue to manage the three hotels under long-term management agreements.

Basis of Presentation

The accompanying unaudited pro forma consolidated statement of income and balance sheet and explanatory notes present the results assuming the Sale occurred as of January 1, 2017 with respect to the consolidated statement of income for the year ended December 31, 2017 and as of December 31, 2017 with respect to the consolidated balance sheet.

The “as reported” and “pro forma” figures do not include the impact of the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), in 2018 with the exception of the treatment of the gain on the Sale. Under previous guidance, the gain on the Sale would have been deferred and recognized in management and franchise fees over the term of the management agreements. However, under Topic 606, the gain on the Sale will be recognized upon sale and the Company will not recognize the deferral of the gain through management and franchise fees over time. Therefore, as this income is nonrecurring under Topic 606, the Company has reflected the gain on the Sale in the unaudited pro forma as a retained earnings adjustment on the unaudited pro forma consolidated balance sheet with no impact on the unaudited pro forma consolidated statement of income.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of the Company would have been had the Sale occurred on the dates noted above, or to project the financial position or results of the Company for any future periods. This information also does not reflect any assumptions regarding the use of the Sale proceeds including any potential 1031 like-kind exchange transactions. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the Sale and are expected to have a continuing impact on the results of operations of the Company. The unaudited pro forma consolidated financial statements should be read in conjunction with our audited consolidated financial statements and accompanying notes in our Annual Report on Form 10-K for the year ended December 31, 2017.

HYATT HOTELS CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF INCOME - unaudited

For the Year Ended December 31, 2017

(In millions of dollars, except per share amounts)

	December 31, 2017, as reported	Pro forma adjustments		December 31, 2017, pro forma
REVENUES:
Owned and leased hotels	$2,192	$(221	)(a)	$1,971
Management and franchise fees	505	7	(b)	512
Other revenues	70	(13	)(a)	57
Other revenues from managed and franchised properties	1,918	90	(c)	2,008

Total revenues	4,685	(137)		4,548
DIRECT SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	1,674	(162	)(a)	1,512
Depreciation and amortization	366	(33	)(d)	333
Other direct costs	46	(13	)(a)	33
Selling, general, and administrative	379	—		379
Other costs from managed and franchised properties	1,918	90	(c)	2,008

Direct selling, general, and administrative expenses	4,383	(118)		4,265
Net gains and interest income from marketable securities held to fund operating programs	47	—		47
Equity earnings (losses) from unconsolidated hospitality ventures	220	—		220
Interest expense	(80)	—		(80)
Gains (losses) on sales of real estate	51	—		51
Other income (loss), net	33	—		33

Income (loss) before income taxes	573	(19)		554
(Provision) benefit for income taxes	(323)	7	(e)	(316)

Net income (loss)	250	(12)		238
Net income and accretion attributable to noncontrolling interests	(1)	—		(1)

Net Income (Loss) Attributable to Hyatt Hotels Corporation	$249	$(12)		$237

Earnings Per Share - Basic
Net Income	2.00			1.91
Net Income attributable to Hyatt Hotels Corporation	1.99			1.90
Earnings Per Share - Diluted
Net Income	1.98			1.88
Net Income attributable to Hyatt Hotels Corporation	1.97			1.88

HYATT HOTELS CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET - unaudited

As of December 31, 2017

(In millions of dollars)

	December 31, 2017, as reported	Pro forma adjustments		December 31, 2017, pro forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$503	$990	(f)	$1,493
Restricted cash	234	—		234
Short-term investments	49	—		49
Receivables, net of allowances	350	(12	)(g)	338
Inventories	14	(1	)(g)	13
Prepaids and other assets	153	(5	)(g)	148
Prepaid income taxes	24	—		24

Total current assets	1,327	972		2,299
Investments	211	—		211
Property and equipment, net	4,034	(465	)(g)	3,569
Financing receivables, net of allowances	19	—		19
Goodwill	150	—		150
Intangibles, net	683	—		683
Deferred tax assets	242	(4	)(h)	238
Other assets	1,006	—		1,006

TOTAL ASSETS	$7,672	$503		$8,175

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$11	$—		$11
Accounts payable	175	(7	)(i)	168
Accrued expenses and other current liabilities	635	123	(i)(j)	758
Accrued compensation and benefits	145	(8	)(i)	137

Total current liabilities	966	108		1,074
Long-term debt	1,440	—		1,440
Other long-term liabilities	1,725	—		1,725

Total liabilities	4,131	108		4,239
Redeemable noncontrolling interest in preferred shares of a subsidiary	10	—		10
EQUITY:
Preferred stock	—	—		—
Common stock	1	—		1
Additional paid-in capital	967	—		967
Retained earnings	2,742	395	(k)	3,137
Accumulated other comprehensive loss	(185)	—		(185)

Total stockholders’ equity	3,525	395		3,920

Noncontrolling interests in consolidated subsidiaries	6	—		6

Total equity	3,531	395		3,926

TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND EQUITY	$7,672	$503		$8,175

HYATT HOTELS CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME AND

CONSOLIDATED BALANCE SHEET

Pro Forma Adjustments

Consolidated Statement of Income

(a)	To eliminate the revenues and expenses associated with the disposed assets subject to the Sale.

(b)	To reflect management fee revenue assumed to be earned under the new hotel management agreements.

(c)	To reflect the anticipated impact on other revenues and costs from managed and franchised properties as a result of managing the hotels for a third-party owner upon completion of the Sale in the range of approximately $90 million to $100 million. We have included the low end of the range of $90 million on the unaudited pro forma consolidated statement of income. Revenues and costs typically represent payroll expenses at managed properties where we are the employer, as well as reservations, sales, marketing, loyalty program and technology costs. Impact on pro forma net income would be zero, as all costs are reimbursable to the Company.

(d)	To eliminate depreciation and amortization related to the disposed assets subject to the Sale.

(e)	To adjust income tax expense for the effects of the pro forma adjustments based on the tax law in effect during the period for which the unaudited pro forma consolidated statement of income is being presented, and therefore does not consider or contemplate effects of U.S. tax reform legislation enacted on December 22, 2017.

Consolidated Balance Sheet

(f)	To record pre-tax cash proceeds from the Sale, net of cash on hand at the properties, estimated transaction fees, other pro rations and related closing costs.

(g)	To reduce the asset balance by the carrying value of the disposed assets subject to the Sale as of December 31, 2017.

(h)	To remove the net deferred tax assets related to the disposed properties subject to the Sale as of December 31, 2017.

(i)	To reduce the liability balance by the carrying value of the disposed liabilities subject to the Sale as of December 31, 2017.

(j)	To accrue the estimated income tax liability of $135 million on the gain from the Sale based on the reduced U.S. tax rate as enacted on December 22, 2017.

(k)	To reflect the post-tax gain on sale of the disposed assets subject to the Sale as of December 31, 2017.